Exhibit 20.1






                            IQ POWER TECHNOLOGY INC.




                                NOTICE OF MEETING

                                       AND

                            MANAGEMENT PROXY CIRCULAR

                                     FOR THE

                      ANNUAL MEETING OF THE SHAREHOLDERS OF

                            IQ POWER TECHNOLOGY INC.

                                  SCHEDULED FOR

                                  JUNE 28, 2002

                            IQ POWER TECHNOLOGY INC.

                      NOTICE OF 2002 ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the 2002 annual general meeting (the "Meeting") of members of iQ Power Technology Inc. (the "Corporation") will be held in the Boardroom at 1111 West Hastings Street, Suite 708, Vancouver, British Columbia, Canada, on June 28, 2002, at the hour of 4:00 p.m. (Pacific Time) for general purpose of receiving and considering the report of the directors, the audited financial statements of the Corporation for the period ended December 31, 2001, and the report of the auditor thereon, as well as the following specific purposes:

(1)  To set the number of directors for the Corporation for the ensuing year;

(2)  To elect directors for the Corporation for the ensuing year;

(3) To re-appoint an auditor for the ensuing year at a remuneration to be fixed by the directors;

(4) To consider and, if thought fit, to pass a Special Resolution that the Articles of the Corporation be amended to change the name of the Corporation if determined by the directors to be in the best interests of the Corporation when and as provided in the accompanying Management Proxy Circular;

(5) To consider, and if thought fit, to pass a Special Resolution that the Articles of the Corporation be amended to create a class of Preferred
     Shares for the Corporation as more particularly described in the accompanying Management Proxy Circular;

(6) To consider, and if thought fit, to pass a Special Resolution that the Articles of the Corporation be amended to provide for the establishment of a registered office of the Corporation anywhere in the Province of British Columbia, Canada, and to permit the holding of shareholders' meetings outside of Canada in those countries more particularly described in the accompanying Management Proxy Circular;

(7) To consider and, if thought fit, to approve all matters relating to stock options and the Stock Option Plan of the Corporation as more particularly described in the accompanying Management Proxy Circular;

(8) To consider and, if thought fit, to approve the amendments to the Incentive Plan of the Corporation as more particularly described in the accompanying Management Proxy Circular;

(9) To consider and, if thought fit, to approve the board of directors remuneration proposals described in the accompanying Management Proxy Circular;

(10) To consider and, if thought fit, to confirm the amendment of By-law Number One, General By-law of the Corporation, as more particularly described in the accompanying Management Proxy Circular;

(11) To ratify and confirm all acts, deeds and things done and proceedings taken by the directors and officers of the Corporation on its behalf since the last annual general meeting; and

(12) To transact such other business as may be properly transacted at the Meeting or AT any adjournment thereof.

Members who are unable to attend the Meeting in person are requested to read the notes accompanying the instrument of proxy and complete and return the proxy to the Corporation's transfer agent, Computershare Trust Company of Canada, Fourth Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, Facsimile No.:
(604) 683-3694, or the Corporation, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting.

TAKE NOTICE that, pursuant to the Canada Business Corporations Act, you may at or before the Meeting give the Corporation a written objection (the "Notice of Dissent") to the Special Resolution that the Articles of the Corporation be amended to create a class of Preferred Shares for the Corporation. As a result of giving a Notice of Dissent you may, within twenty days of receiving from the Corporation a written notice of the adoption of the resolution (the "Notice of Adoption") or otherwise learning that the resolution has been adopted, require the Corporation to purchase all of your registered shares for their fair value by providing written notice to the Corporation in accordance with the Act of your demand that it do so.

DATED at the City of Vancouver, in the Province of British Columbia, Canada, as of the 4th day of June, 2002.

                                      By Order Of The Board Of Directors
                                      /s/ Gregory A. Sasges
                                      ------------------------------------------
                                      GREGORY A. SASGES, Secretary

                            IQ POWER TECHNOLOGY INC.

                            MANAGEMENT PROXY CIRCULAR
                          as at and dated May 31, 2002

                             Solicitation of Proxies
                             -----------------------

This management proxy circular is furnished in connection with the solicitation of proxies by management of iQ Power Technology Inc. (the "Corporation") for use at the 2002 annual general meeting (the "Meeting") of shareholders of the Corporation to be held on June 28, 2002, at the time and place and for the purposes set forth in the Notice of Meeting.

The cost of this solicitation will be borne by the Corporation.

                      Appointment and Revocation of Proxies
                      -------------------------------------

The persons named in the accompanying form of proxy are directors of the Corporation. A shareholder desiring to appoint some other person (who need not be a shareholder) to represent him or her at the meeting may do so, either by striking out the printed names and inserting the desired person's name in the blank space provided in the form of proxy or by completing another proper form of proxy and in either case delivering the completed proxy to the office of Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6B 3B9, facsimile no.: (604) 683-3694 or to the Corporation's office, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting.

The chair of the Meeting will have the discretion to accept or reject proxies otherwise deposited.

A shareholder who has given a proxy may revoke it by an instrument in writing delivered to the said office of Computershare Trust Company of Canada or the Corporation's office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the chair of the Meeting, or in any manner provided by law.

                                Voting of Proxies
                                -----------------

The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. The form of proxy confers authority upon the named proxyholder with respect to matters identified in the accompanying notice of Meeting. If a choice with respect to such matters is not specified, it is intended that the person designated by management in the form of proxy will vote the securities represented by the proxy in favour of each matter identified in the proxy and for the nominees of management for directors and auditor.

The proxy confers discretionary authority upon the named proxyholder with respect to amendments to or variations in matters identified in the accompanying notice of Meeting and other matters that may properly come before the Meeting. As at the date of this management proxy circular, management is not aware of any amendments, variations, or other matters. If such should occur, the persons designated by management will vote thereon in accordance with their best judgment, exercising discretionary authority.

                 Voting Securities and Principal Holders Thereof
                 -----------------------------------------------

The voting securities of the Corporation consist of an unlimited number of Common Shares without par value. As at the date of this management proxy circular, 17,125,474 Common Shares without par value were issued and outstanding, each such share carrying the right to one (1) vote at the Meeting. By operation of the provisions of the Canada Business Corporations Act, the day after the date of mailing of the accompanying Notice of Meeting is the record date for the purpose of determining those shareholders entitled to receive notice of, and to vote at the Meeting.

To the knowledge of the directors and senior officers of the Corporation, no person beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than 10% of the voting rights attached to the voting securities of the Corporation.

Other than the election of directors, the resolutions contained in the Notice of Meeting require the positive vote of more than 50% of the votes cast on the resolution with the exception of special resolutions that require the positive vote of more than 66 2/3% of the votes cast on the special resolution.

                    Number of Directors [proxy resolution 1]
                    ----------------------------------------

The Articles of the Corporation provide for the election of a minimum of one and a maximum of ten directors. Currently the Corporation has six directors and management is proposing that shareholders establish the same number of director positions for the ensuing year.

                      Election of Directors [resolution 2]
                      ------------------------------------

The persons named in the following table are current directors of the Corporation and management's nominees to the board for the ensuing year. Their current appointments expire on the date of the annual general meeting. Each director elected will hold office until the next annual general meeting or until his or her successor is duly elected or appointed unless his or her office is earlier vacated in accordance with the Articles of the Corporation or unless he or she becomes disqualified to act as a director.

-----------------------------------------------------------------------------------------------------------------------------------
            Name of Nominee and                   Principal Occupation             Period From                Number of
      Present Position with Corporation        at the present and for the         Which Nominee              Approximate
                                                  preceding five years          Has Been Director        Voting Securities1
-----------------------------------------------------------------------------------------------------------------------------------
Hans Ambos                                    Senior  executive in the high       June 30, 1999                40,000
Munich, Germany                               technology  field,  including
Director                                      service   with   Daimler-Benz
                                              Aerospace,     the     German
                                              Ministry of Defence,  Dornier
                                              Aerospace,   the  NATO   MRCA
                                              Management   Agency  (NAMMA),
                                              and   the   NATO   Industrial
                                              Advisory Group (NIAG)
-----------------------------------------------------------------------------------------------------------------------------------
Peter Braun                                   President      and      Chief     August 25, 1998               800,000
Munich, Germany                               Executive   Officer   of   iQ
Director, Chief Executive Officer, President  Power     Technology    Inc.;
                                              President      iQ     Battery
                                              Research and Development GmbH
-----------------------------------------------------------------------------------------------------------------------------------
Gunther Bauer                                 Vice-President,  Research and     August 25, 1998             1,000,000
Munich, Germany                               Development   of   iQ   Power
Director, Vice-President, Research and        Technology     Inc.;     Vice
Development                                   President,  Engineering of iQ
                                              Battery      Research     and
                                              Development GmbH
-----------------------------------------------------------------------------------------------------------------------------------
Russell French                                President       of      Mayon   December 20, 1994                     1
Vancouver, BC, Canada                         Management              Ltd.;
Director                                      Vice-President,      Business
                                              Development   of   iQ   Power
                                              Technology Inc.
-----------------------------------------------------------------------------------------------------------------------------------
John Lawson                                   Public   Company    Director;     October 8, 1999               100,000
Vaudreuil-Dorion, PQ, Canada                  President,  Business Aircraft
Director                                      Sales,     for     Bombardier
                                              Aerospace
-----------------------------------------------------------------------------------------------------------------------------------
Gregory Sasges                                Lawyer, Gregory A. Sasges           June 30, 1999                   Nil
Vancouver, BC, Canada                         Law Corp.: Partner at Werbes
Director, Secretary                           Sasges & Company
-----------------------------------------------------------------------------------------------------------------------------------

----------
1 voting securities beneficially owned, directly or indirectly, or over which control or direction is exercised (exclusive of options).

*All of the proposed nominees are ordinarily resident in Canada, except for Hans Ambos, Peter Braun, and Gunther Bauer who are ordinarily resident in Germany.

The board of directors has not appointed an executive committee.

The Corporation is required to have an audit committee. Hans Ambos, John Lawson, and Russell French are the three directors elected by the board of directors of the Corporation to its audit committee.

                      Appointment of Auditor [resolution 3]
                      -------------------------------------

The persons named in the enclosed instrument of proxy intend to vote for the re-appointment of Deloitte Touche, Chartered Accountants, as the Corporation's auditor until the next annual general meeting of shareholders at a remuneration to be fixed by the board of directors. Deloitte Touche were first appointed auditor of the Corporation in 1998 and have held the position since then.

                       Statement of Executive Compensation
                       -----------------------------------

                             Executive Compensation

                     Compensation Of Directors And Officers

The following table sets forth the compensation paid to the directors and named executive officers of the Corporation during the fiscal year ended December 31, 2001 and 2000. The amounts shown for Gunther C. Bauer and Peter E. Braun reflects salary paid to the officer or director by iQ Germany during the fiscal year ended December 31, 2000. For your convenience, Deutsche Mark salary amounts have been converted into U.S. dollars using the average noon buying rate in New York City for cable transfers payable in Deutsche Marks, as certified for customs purposes by the Federal Reserve Bank of New York for the relevant period.


                                             Summary Compensation Table
                                             (in United States Dollars)
                                 Annual Compensation                     Long Term Compensation
                        -------------------------------------------------------------------------------
                                                                           Awards             Payouts
                                                               ----------------------------------------
                                                                                Restricted
                                                                  Securities    Shares or
                      Fiscal                       Other Annual      under      Restricted   LTIP
  Name and Principal   Year   Salary     Bonus     Compensation  Options/SARs  Share Units   Payouts      All Other
      Position        Ended    (US$)     (US$)       (US$)         Granted        (US$)       (US$)     Compensation
                                                                    (#)(2)
 ----------------------------------------------------------------------------------------------------------------------
 Gunther C. Bauer,     2000      96,000     -           -             65,000        -            -            -
     Vice President
     Research and      2001      96,000     -           -            400,000        -            -            -
     Development

 Peter E. Braun,       2000     102,000     -           -             65,000        -            -            -
     President and
     CEO               2001     102,000     -           -            400,000        -            -            -

 Russell French,       2000      72,000     -           -             80,000        -            -            -
     Vice-President,
     Business          2001      72,000(1)  -           -            400,000        -            -            -
     Development

-----------------------

(1) Represents consulting fees paid to Mayon Management Corp., a corporation controlled by Russell French.
(2)  All options are granted under the Stock Option Plan of the Corporation.

The Corporation has a long-term incentive plan as discussed under the heading, "Incentive Plan," below although no cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Corporation's securities) was paid or distributed to the executive officers listed above during the most recently completed financial year under that Plan.

During the most recently completed financial year ended December 31, 2001, of the Corporation, it did not have a pension plan for its directors, officers or employees.

                              Director Compensation

Other than compensation paid to Peter Braun, Gunther Bauer and Russell French, as disclosed above under the sub-heading "Compensation of Directors and Officers," none of directors of the Corporation have received any cash compensation, directly or indirectly, for their services rendered in that capacity during the most recently completed financial year of the Corporation.

The shareholders of the Corporation approved the payment to each of its directors of an annual stipend of $2,500 together with an honorarium of $250 for each board meeting that the director attends in addition to the annual meeting of shareholders held in 2001. For the fiscal year ended December 31, 2001, no such payments were made to directors in respect of meeting attendance or board service as the directors agreed to defer such payments. The Corporation presently anticipates that it will pay both the stipends and honorariums generally described above for fiscal year 2002.

Other than the Stock Option Plan and the Incentive Plan of the Corporation, it does not have any non-cash compensation plans for its directors and it does not propose to pay or distribute any non-cash compensation during the current financial year, other than under those plans.

                         Options to Purchase Securities

During last completed fiscal year ended December 31, 2001, of the Corporation, it granted incentive stock options to its directors and officers. No stock appreciation rights ("SARs") were granted during this period.

--------------------------------------------------------------------------------------------------------------------
                                                       Percent of total
                              Number of securities      options/SARs
                                   underlying            granted to
                              options/SARs granted      employees in       Exercise or base        Expiration
            Name                       (#)               fiscal year        price ($/Sh.)             Date
--------------------------------------------------------------------------------------------------------------------
Hans Ambos, Director                 120,000                7.53%                $1.37             June 27, 2011
Gunther C. Bauer, Director,          280,000               17.58%                $1.37             June 27, 2011
    and Vice President
    Research and Development
Peter E. Braun, Director,            280,000               17.58%                $1.37             June 27, 2011
    President and CEO
Russell French, Director             280,000               17.58%                $1.37             June 27, 2011
    and Vice-President,
    Business Development
John Lawson, Director                135,000                8.47%                $1.37             June 27, 2011
John Lawson, Director                 50,000                3.14%                $0.50          January 16, 2011
Gregory A. Sasges,                   120,000                7.53%                $1.37             June 27, 2011
    Secretary and Director

See "Security Ownership of Certain Beneficial Owners and Management," below.

During the fiscal year ended December 31, 2001, the directors and officers of the Corporation exercised stock options in the aggregate to acquire 917,500 of the Corporation's common shares at an average price of $0.50 per common share.

      Aggregated Option/SAR Exercises During the Last Completed Fiscal Year
                     and Fiscal Year End Option/SAR Values

The following table sets out incentive stock options exercised by the named executive officers during the last completed fiscal year as well as the fiscal year end value of stock options held by the named executive officers. During this period, no outstanding SARs were held by named executive officers.

--------------------------------------------------------------------------------------------------------------------
                                                            Number of securities           Value of unexercised
                                                           underlying unexercised      in-the-money options/SARs at
                                                               options/SARs at                  FY-end ($)
                                Shares                           FY-end (#)
                               acquired
                                  on          Value
                               exercise     Realized             Exercisable/                 Exercisable/
            Name                  (#)          ($)              Unexercisable                Unexercisable (1)
--------------------------------------------------------------------------------------------------------------------
Gunther C. Bauer, Vice        200,000      288,500      522,500/Nil                    84,875/Nil
     President Research and
     Development
Peter E. Braun, President     200,000      288,500      522,500/Nil                    84,875/Nil
     and CEO
Russell French, Vice          442,500      487,075      280,000/Nil                    Nil
     -President Business
     Development

(1) Based on the closing price of the Corporation's common shares as quoted on the NASD OTCBB of $0.85 for December 31, 2001.

                              Repricing of Options

During its fiscal year ended December 31, 2000, the Corporation repriced the following options that had originally been granted by it at different times in the fiscal year ended December 31, 2000, and prior thereto:

--------------------------------------------------------------------------------------------------------------------
                                                                    Exercise Price
                                      Number of securities          under Original       Repriced Exercise
    Original Grant Date                underlying options                Grant                  Price
--------------------------------------------------------------------------------------------------------------------

October 15, 1999 (1)                             115,000            $4.375               $1.50

July 7, 1999 (1)                                 160,000            $3.75                $1.50
July 7, 1999 (1)                                  80,000            $2.50                $1.50
June 28, 1999 (1)                                 58,000            $2.50                $1.50
December 1, 1998 (1)                           1,035,000            $2.50                $1.50
June 28, 1999                                     60,000            $2.50                $1.50
                                 ----------------------------
Total                                          1,508,000

(1)  Granted under the Corporation's 1999 Stock Option Plan.

Subsequent to December 31, 2001, the Corporation repriced an additional 1,415,000 of its issued and outstanding options from $1.37 per share to $1.00 per share.

                         Report on Repricing of Options

On January 16, 2001, the Board of Directors determined that it was in the best interest of the Corporation to reprice issued and outstanding stock options. The Board of Directors of the Corporation approved a stock option repricing program. Under the program, all stock options granted under the Corporation's Stock Option Plan, including directors and Named Executive Officers, were repriced at an exercise price of $0.50 per share. The new exercise price was equal to the then market price of $0.50 per share of common stock. Other than the lower exercise price, each repriced stock option under the repricing program retained the terms of the original grant, including the same vesting terms, number of shares and expiration date. From grants made out of the Corporation's Stock Option Plan, options to purchase a total of 1,747,500 shares of our common stock were repriced together with options to purchase a total of 60,000 shares of our common stock that had been granted outside of the Stock Option Plan of the Corporation.

The Board of Directors approved the stock option repricing program as a result of the significant reduction in the price of the common stock of the Corporation in fiscal 2001. The Board determined that the existing stock options of the Corporation no longer provided meaningful incentive to the option holders to remain in the employ of the Corporation and to maximize shareholder value. The existing stock options had exercise prices of $1.50 per share, which exercise prices exceeded the trading prices of the common stock of the Corporation for a substantial majority of the time since the last grant of options in August 2000 until the date the option repricing program was approved. The Board determined that the exchange of new stock options with a lower exercise price for our existing stock options would once again provide incentive to the officers, directors and employees of the Corporation to continue to provide services to it and to maximize shareholder value.

The following named executive officers held the following options that were repriced:

--------------------------------------------------------------------------------------------------------------------
                                      Number of securities          Exercise Price
            Name                       underlying options           under Original       Repriced Exercise
                                                                         Grant                  Price
--------------------------------------------------------------------------------------------------------------------
Gunther C. Bauer, Vice
    President Research and                        465,000            $1.50                $0.50
    Development
Peter E. Braun, President
    and CEO                                       465,000            $1.50                $0.50
Russell French,
   Vice-President, Business                       480,000            $1.50                $0.50
   Development

                      Employment and Management Agreements

Effective September 1, 1998, Peter E. Braun, Dr. Gunther C. Bauer and Gerhard Trenz entered into employment agreements with the Corporation providing for annual salaries of US$102,000, US$96,000 and US$84,000, respectively. Mr. Braun's and Dr. Bauer's employment agreements are for a term of five (5) years.

On August 4, 2000, Mr. Gerhard Trenz filed a civil lawsuit, our former officer, against iQ Power and iQ Battery in the Labor Court of Munich (Case No. 3 Ca 10364/00). Mr. Trenz was dismissed as Chief Financial Officer of iQ Power in July of 2000 and he filed a lawsuit claiming wrongful termination and sought an order to continue his employment in Germany. We settled this matter during our fiscal year ended December 31, 2001. As a part of our settlement with Mr. Trenz, we agreed to pay Mr. Trenz a lump sum payment of 30,000 Deutsche Marks and monthly salary payments of US$7,000 (plus incidental wage costs) from July of 2000 through the end of February of 2001. Under the settlement terms, Mr. Trenz's last day of employment with us was effectively set as February 28, 2001.

The laws of Germany govern each of our senior executive's employment agreements mentioned above.

The Corporation also entered into a consulting agreement dated August 25, 1998, with Mayon Management Ltd. of Vancouver, British Columbia, Canada, a company owned and controlled by Russell French, the current Vice-President, Business Development and a director of the Corporation. Under the terms of the agreement, the Corporation is obligated to pay Mayon Management Ltd. US$6,000 per month for a term of three years commencing August 25, 1998. By operation of the agreement, the agreement was automatically renewed for a period of one year on August 25, 2001.

                                Stock Option Plan

In December 1998, the board of directors of the Corporation adopted the 1998 Stock Option Plan that was amended in 1999, 2000, and 2001 to increase the number of shares authorized to be issued upon exercise of options granted under the plan (collectively as amended, the "Stock Option Plan"). The Stock Option Plan is administered by the board of directors (or a committee thereof) and provides that options may be granted to the officers, directors, employees and other persons, including consultants, of the Corporation as determined by the Plan Administrator in its sole discretion.

The options issued under the Stock Option Plan are exercisable at a price fixed by the Plan Administrator, in its sole discretion; provided that options granted in substitution for outstanding options of another corporation in connection with a merger, consolidation, acquisition of property or stock or other reorganization involving such corporation and the Corporation or any of subsidiaries of the Corporation may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to adjustment. Subject exceptions in the Stock Option Plan relating to death, divorce and estate planning techniques, options granted under the Stock Option Plan are non-assignable and non-transferable.

The maximum number of the shares reserved for issuance under the Stock Option Plan, as amended is 3,448,000 shares. As of December 31, 2001, a total of 2,363,000 options were issued and unexercised under the Stock Option Plan. On January 18, 2002, the Corporation granted options exercisable to acquire 30,000 shares.

                  Indebtedness of Directors and Senior Officers

None of the directors or senior officers of the Corporation or any of its associates or affiliates, are or have been indebted to the Corporation at any time since the beginning of the last completed financial year other than in the usual course of their employment in connection with advances made on account of expenses to be incurred on behalf of the Corporation.

         Security Ownership of Certain Beneficial Owners and Management

                             Principal Shareholders

The following table sets forth as of December 31, 2001, information concerning the beneficial ownership of the shares of the Corporation, by persons who are known by it to own beneficially more than 10% of shares, by each of the persons named in the table under the caption "Compensation of Directors and Officers" and by all of our directors and executive officers as a group. The calculations in the table are based on an aggregate of 15,952,124 shares outstanding as of December 31, 2001. Unless otherwise noted all addresses of the beneficial owners are Erlenhof Park, Inselkammer Strasse 4, D-82008, Unterhaching, Germany. The symbol "*" indicates that the amount shown is less than 1% of outstanding shares.

                Name and Address                   Number of         Percentage of Class
              of Beneficial Owner                   shares
  -------------------------------------------- ------------------- ---------------------------
  Gunther Bauer(1)........................         1,522,500               9.54%
  Peter E. Braun(2).......................         1,322,500               8.29%
  Russell French(3)                                 303,623                1.90%
    Suite 708-A
    1111 West Hastings Street
    Vancouver, B.C.  V6E 2J3
  All Directors and Officers as a Group(4)         3,939,132              24.69%

----------
(1) Includes vested options exercisable to purchase 522,500 shares within 60 days of December 31, 2001.
(2) Includes vested options exercisable to purchase 522,500 shares within 60 days of December 31, 2001.
(3) Includes 1 share held directly, 23,622 shares held by Mayon Management Corp., a corporation controlled by Mr. French, and vested options exercisable to purchase 280,000 shares within 60 days of December 31, 2001.
     (4) Includes 23,622 shares held by Mayon Management Corp., a corporation controlled by Mr. French, and vested options exercisable to purchase, in the aggregate, 1,895,000 shares within 60 days of December 31, 2001.

As of December 31, 2001, the following options to purchase shares of the Corporation were outstanding.

               Optionee                Number of shares      Exercise price    Expiration date
Issued to officers, directors
and key employees

Gunther Bauer                              120,000               $0.50            12/01/08
Peter E. Braun                             120,000               $0.50            12/01/08
Other Employees and Consultants             60,000               $0.50            12/01/08
Hans Ambos                                  20,000               $0.50             6/28/09
Other Employees and Consultants             34,000               $0.50             6/28/09

               Optionee                Number of shares      Exercise price    Expiration date
Issued to officers, directors
and key employees

Gunther Bauer                               80,000               $0.50             7/7/09
Peter E. Braun                              80,000               $0.50             7/7/09
Hans Ambos                                  40,000               $0.50            10/15/09
John Lawson                                 75,000               $0.50            10/15/09
Hans Ambos                                  35,000               $0.50             6/12/10
Gunther Bauer                               42,500               $0.50             6/12/10
Peter E. Braun                              42,500               $0.50             6/12/10
Other Employees and Consultants             51,000               $0.50             6/12/10
John Lawson                                 25,000               $0.50             1/16/11
Marco Graf von Matuschka                    25,000               $0.50             1/16/11
Other Employees and Consultants             98,000               $0.50             1/16/11
Hans Ambos                                 120,000               $1.37             6/27/11
Gunther Bauer                              280,000               $1.37             6/27/11
Peter E. Braun                             280,000               $1.37             6/27/11
Russell French                             280,000               $1.37             6/27/11
John Lawson                                135,000               $1.37             6/27/11
Gregory A. Sasges                          120,000               $1.37             6/27/11
Marco Graf von Matuschka                   100,000               $1.37             6/27/11
Other Employees and Consultants            100,000               $1.37             6/27/11
                                    ------------------
Total                                    2,363,000

Issued to employees and
consultants
Arm & Assoc.                                30,000               $0.50             6/12/2002
                                    -------------------
Total                                       30,000

TOTAL:                                   2,393,000

As of December 31, 2001, a total of 2,363,000 options were issued and unexercised under the Stock Option Plan of the Corporation and a total of 30,000 options were issued and outstanding outside of the Stock Option Plan. On January 18, 2002, additional options from Stock Option Plan of the Corporation exercisable to acquire 30,000 of our common shares were granted.

 Termination of Employment, Change in Responsibilities and Employment Contracts

There are no employment contracts between either the Corporation or its subsidiaries and the Named Executive Officers except as referred to under the heading "Employment and Management Agreements" above.

Neither the Corporation nor any of its subsidiaries have any plan or arrangement with respect to compensation to its executive officers which would result from the resignation, retirement or any other termination of the executive officers' employment with the Corporation and its subsidiaries or from a change of control of the Corporation or any subsidiary of the Corporation or a change in the executive officers' responsibilities following a change in control, where in respect of an executive officer the value of such compensation exceeds Cdn$60,000 except as described above.

                 Certain Relationships and Related Transactions.

In March 1995, iQ Battery Research and Development GmbH ("iQ Germany") entered into an Industrial Property Rights and Know-How Agreement with Horst Dieter Braun and Peter Braun. Under the Industrial Property Rights Agreement, Horst Dieter Braun, a principal shareholder of the Corporation, and Peter Braun, a principal shareholder, director and officer of the Corporation, transferred to iQ Germany all their right, title and interest to patents and other intellectual property rights related to starter batteries technologies, and the German registered national trademark "iQ" in consideration for payment of a one time payment of DM400,000 and royalties equal to 40% of iQ Germany's revenues from license fees and 20% of iQ Germany's gross revenues (excluding license fees) until the Year 2001. In August 1996, iQ Germany entered into a supplemental contract with Messrs. Braun, which supplements the obligations of Messrs. Braun under the Industrial Property Rights Agreement, requires them to undertake all necessary actions to convey the Braun IP Rights and acknowledges a civil dispute in District Court Berlin (Case No. 3 0 40/94) regarding a partnership in which Messrs. Braun were involved. In September 1996, iQ Germany entered into an extension of the Industrial Property Rights Agreement with Messrs. Braun. Under the extension, the one time payment of DM400,000 is allocated DM300,000 to Horst Dieter Braun and DM100,000 to Peter Braun, and iQ Germany's obligations to Messrs. Braun are offset by payments on bank loans made by iQ Germany on behalf of Horst Dieter Braun in the cumulative amount of DM275,000 and on behalf of Peter Braun in the cumulative amount of DM120,000. In December 1996, the Industrial Property Rights Agreement was amended to provide that, until iQ Germany has the ability to pay or until it is liquidated, the one time payment of DM400,000 due under the Industrial Property Rights Agreement, may be delayed. In October 1998, Messrs. Braun waived their right under the Industrial Property Rights Agreement to receive royalties equal to 40% of iQ Germany's revenues from license fees and 20% of the Corporation's gross revenues (excluding license fees).

In December 1998, iQ Germany, Horst Dieter Braun and Peter Braun entered into an Agreement Re Rights and Interests amending and supplementing the payment terms of the Industrial Property Rights Agreement previously entered into among the parties. The Agreement Re Rights and Interests provided that the one time payment of DM400,000 due under the Industrial Property Rights Agreement is payable only out of and only to the extent of the gross profits of iQ Germany. In December 1998, iQ Germany, Horst Dieter Braun and Peter Braun entered into a Trademark Assignment Agreement amending and supplementing the Industrial Property Rights Agreement to restate the assignment of all rights and interest in German Trademark No. 2,061,981 for the "iQ" trademark and design. In December 1998, iQ Germany, Horst Dieter Braun and Peter Braun entered into a Patent Assignment Agreement amending and supplementing the Industrial Property Rights Agreement to restate the assignment of all rights and interest in German Patent No. 41 42 628 and other patents and patent applications related to the iQ technology.

In December 1996, iQ Germany entered into an agreement with Dr. Bauer in which Dr. Bauer agreed not to enforce his claim to the payment of DM95,000 owed to Dr. Bauer under an agreement dated March 15, 1994 with iQ Germany unless iQ Germany has the ability to redeem the obligation or unless a surplus exists after any liquidation of iQ Germany.

The Corporation has entered into employment and confidentiality agreements, effective September 1998, with Peter Braun, Dr. Bauer, and Gerhard Trenz, the Corporation's Vice-President, Finance and Chief Financial Officer, and has also entered into a confidentiality agreement with Russell French, a director of the Corporation. The confidentiality agreements restrict competition with us for a period of five years, and require that the Corporation's confidential information be kept confidential and that all work product, copyrights, inventions and patents produced during the employment relationship will be the Corporation's property.

In August 1998, the Corporation  entered into a consulting  agreement with Mayon
Management Corp., a corporation controlled by Mr. French. The agreement is for an initial term of three (3) years and provides for a base annual fee of US$72,000 and for the reimbursement of reasonable expenses. The agreement superseded a management agreement between us and Mayon dated January 1997.

In August 1998, the Corporation entered into a Share Exchange Agreement with iQ Germany and the shareholders of iQ Germany including Dr. Bauer and Peter E. Braun and Horst Dieter Braun and Ms. Wittkewitz under which the Corporation acquired all the issued and outstanding shares in iQ Germany in exchange for 10,000,000 shares at a deemed price of US$0.25 per common share. Under the terms of the Share Exchange Agreement, the former shareholders of iQ Germany, as a group, were granted a limited right to require the Corporation to repurchase all, but not less than all, of the shares received by such shareholders. The repurchase right terminated at the close of the Corporation's initial public offering on June 18, 1999.

In August and September of 1998, the Corporation entered into Atypical Share Exchange Agreements with each of the holders of atypical shares of iQ Germany, including Mr. Trenz, under the terms of which the Corporation issued into escrow an additional 2,800,000 shares against the deposit into escrow of "atypical shares" of iQ Germany held by such holders. The shares and the "atypical shares" were released from escrow to the Corporation and the Common Shares were released to the former holders of atypical shares at the close of the Corporation's initial public offering on June 18, 1999.

In connection with the Share Exchange transaction, the Corporation's shareholders and the former holders of common stock and atypical share of iQ Germany, including Mr. French, Peter Braun, Dr. Bauer, Horst Dieter Braun, Mr. Trenz and Ms. Wittkewitz, entered into a pooling agreement under the terms of which an aggregate of 5,411,260 shares in the Corporation were held in escrow subject to conditions governing their release. As of December 31, 2001, 2,408,580 shares in our Corporation were held in escrow under the terms of the pooling agreement.

The Corporation issued a convertible debenture to John Lawson, a Director of the Corporation, in the aggregate principal amount of CDN$300,000, at the annual rate of 24%, payable monthly in arrears. The convertible debenture was issued pursuant to the terms of a credit facility dated December 13, 2000, and was secured by the assets of the Corporation and its subsidiary under the terms of a General Security Agreement of equal date. The convertible debenture was convertible into common shares of the Corporation, at the rate of $0.50 per share. The convertible debenture was payable one month after demand by the holder, and the Corporation had the right to prepay the convertible debenture without penalty. The Corporation received net proceeds in the amount of CDN$100,000 ($66,000) from the issuance of the convertible debenture in December 2000, and CDN$200,000 ($132,000) in January 2001. No fees were paid in connection with this transaction. On May 24, 2001, the lender opted to convert CDN$77,365 ($50,000) of the convertible debenture into 100,000 common shares of the Corporation. On August 29, 2001 and on October 3, 2001, the lender converted CDN$77,015 ($50,000) into 100,000 common shares and CDN$117,615 ($75,000) into
150,000 common shares respectively. The remaining convertible debenture including the outstanding interest, CDN$79,961 ($50,255) was converted on December 31, 2001 into 100,510 common shares.

                  Interest of Insiders In Material Transactions
                  ---------------------------------------------

The directors and officers of the Corporation have an interest in the resolutions concerning the election of directors, stock options, and the other remuneration initiatives. Otherwise no director or senior officer of the Corporation or any associate of the foregoing has any substantial interest, direct or indirect, by way of beneficial ownership of shares or otherwise in the matters to be acted upon at the Meeting, except for any interest arising from the ownership of shares of the Corporation where the shareholder will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of the Corporation.

                  Particulars of Other Matters to be Acted Upon
                  ---------------------------------------------

                     Change in Corporate Name [resolution 4]

To enable the Corporation to change its name should the board of directors determine it to be in the best interests of the Corporation, the Corporation is seeking approval of its shareholders to a special resolution which would approve a change in the name of the Corporation to 3099458 Canada Inc. or such other name as the board of directors may approve so as. Under the Canada Business Corporations Act, the board of directors is, in turn, authorized to change a designating number name to a verbal name.

The foregoing is an empowering resolution only and the board may determine not to proceed with any name change. Accordingly, the board of directors is also seeking shareholder authorization to forego or delay the implementation of the name change or to revoke the special resolution approving the name change before it is acted on without further approval of the shareholders of the Corporation. The text of the proposed Special Resolution is provided in full in Schedule "A" and the proposed Articles of Amendment are attached as Schedule "B".

The proposed change in corporate name is subject to documentation in support being accepted for filing by the Director under the Canada Business Corporations Act and the United States National Association of Stock Dealers subsequent to receipt of shareholder approval.

                   Creation of Preferred Shares [resolution 5]

The Corporation has received professional advice that it would be appropriate to obtain senior level financing from institutional investors given its stage of development. In addition, the board is attempting to move away from small private financings due to the excessive costs of such financings relative to the funds raised. Often senior level financing will involve either debt or Preferred Shares of some combination of the two. Accordingly, to enable the Corporation to issue Preferred Shares should the board of directors determine it to be in the best interests of the

Corporation, the Corporation is seeking approval of its shareholders to a special resolution which would approve amending the Articles of the Corporation by creating a class of an unlimited number of Preferred Shares, issuable in one or more series to be determined by the directors of the Corporation, as a consequence of which the rights, privileges, restrictions and conditions of both the Common Shares of the Corporation and the Preferred Shares of the Corporation shall be as set forth in the Articles of Amendment attached as Schedule "C". As a consequence of the special resolution being passed and effected, the Preferred Shares of the Corporation may from time to time have priority over the Common Shares of the Corporation in certain matters, including without limitation, the right to receive dividends and the right to receive the remaining property and assets of the Corporation in the event of the dissolution, liquidation, or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, interest rates, conversion prices, voting rights, redemption prices, and maturity dates.

The foregoing is an empowering resolution only and the board may determine not to adopt the resolution and proceed with the creation of the class of Preferred Shares. Accordingly, the board of directors is also seeking shareholder authorization to forego, delay the implementation of, or to revoke the special resolution concerning the creation of the class of Preferred Shares before it is acted on without further approval of the shareholders of the Corporation. The text of the proposed Special Resolution is provided in full in Schedule "C" and the proposed Articles of Amendment are attached as Schedule "D".

Pursuant to section 190 of the Canada Business Corporations Act, any shareholder may at or before the Meeting give the Corporation a written objection (the "Notice of Dissent") to the Special Resolution that the Articles of the
Corporation be amended to create a class of Preferred Shares for the Corporation. As a result of giving a Notice of Dissent a shareholder may, within twenty days of receiving from the Corporation a written notice of the adoption of the resolution (the "Notice of Adoption") or otherwise learning that the resolution has been adopted, require the Corporation to purchase all of the registered shares of the shareholder for their fair value by providing written notice to the Corporation in accordance with the Act of the shareholder's demand that the Corporation do so.

The proposed special resolution is subject to documentation in support being accepted for filing by the Director under the Canada Business Corporations Act subsequent to receipt of shareholder approval.

             Consequential Amendments of the Articles [resolution 6]

In 2001, the Canada Business Corporations Act under which the Corporation exists was amended to permit (1) the establishment of the registered office of the Corporation by province rather than by municipality, and (2) the possibility of holding shareholders' meetings outside of Canada providing the same were permitted under the Articles of the Corporation. Management believes it is in the best interests of the Corporation to incorporate these matters into the Articles of the Corporation and, therefore, is seeking shareholder approval to a special resolution that would amend the Corporation's Articles to do so.

The foregoing is an empowering resolution only and the board may determine not to proceed with the alterations of the Articles. Accordingly, the board of directors is also seeking shareholder authorization to forego or delay the implementation of the special resolution before it is acted on without further approval of the shareholders of the Corporation. The text of the proposed Special Resolution is provided in full in Schedule "E" and the proposed Articles of Amendment are attached as Schedule "F".

                            Remuneration Initiatives

Management has reviewed with the professional advisers of the Corporation the ability of the Corporation to attract and retain the services of directors, executives, and employees as the Corporation grows and commercializes its technology and has concluded that, in light of the limited ability of the Corporation to pay market-rate salaries, the Corporation must be a leader in the introduction of incentive packages for its personnel to ensure it can attract the directors, executives, and employees it needs to implement its business plan. It proposes to do so by using a range of remunerative options that it can offer targeted personnel it has engaged or is or may be in the future seeking to engage.

                          Stock Options [resolution 7]

The Stock Option Plan was originally structured for the purpose of reserving 20% of the issued and outstanding shares of the Corporation from time to time for issue under the Plan. Under US registration rules, the amount of shares reserved for grant under a plan must include shares reserved but not granted, shares reserved and subject to granted options, and shares reserved and issued on the exercise of options. As such, given the Plan has been operating for almost 4 years, the Corporation is proposing to amend the Plan to reserve for issuance pursuant to the Plan, subject to such approvals as may be required by the regulatory bodies, in the aggregate, that number of shares equal to the sum of all shares reserved and issued on the exercise of options under the Plan together with 20% of the issued and outstanding shares of the Corporation under the two categories of shares reserved but not granted and shares reserved and subject to options (all amounts being determined as at the Meeting Date), subject to increase or decrease through subdivision or consolidation of the outstanding Common Shares of the Corporation. That amount is currently estimated at 4,735,500 shares (although 967,500 such shares have already been issued leaving only 3,768,000 shares available for issue) and is subject to change should the Corporation complete any equity financings or issue any shares on the exercise of options or otherwise between the date of this Circular and the Meeting Date. The actual number will be calculated on the Meeting Date and provided to the Meeting before consideration of any motion concerning the stock options or the Stock Option Plan.

By passing the empowering resolution concerning stock options, shareholders will be approving all stock options granted in the past year, the amendment of any stock option agreements and stock options amended in the past year, the issue of any shares on the exercise of stock options in the past year or in the future, the granting of new stock options, and the amendment of the Stock Option Plan as well as any new stock option agreements or stock options by the Corporation in the ensuing year, including all matters concerning stock options of the Corporation described herein.

                          Incentive Plan [resolution 8]

Management is seeking shareholder approval to the amendment of the 2001 Incentive Plan approved by shareholders last year. The Incentive Plan currently provides for the issue of up to 1,500,000 Common Shares to valued directors, key employees, and consultants of the Corporation and similar such persons to encourage those persons to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the Shareholders of the Corporation, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons. The shares issued pursuant to the Incentive Plan will be issued at a discount to market price on the basis of resale restrictions prohibiting their being sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by a plan participant until the Corporation meets certain performance requirements. The plan currently provides that, to the extent that such shares of Common Stock have not previously been forfeited to the Corporation, those restrictions on transfer lapse on the last day of the fiscal period in which the Corporation shall have generated cumulative net profits from inception of US$1,000,000 or more, calculated in accordance with United States generally accepted accounting principles. The shares awarded or sold under the Plan shall be forfeited to the Corporation if the Corporation shall not have generated cumulative net profits from inception of US$1,000,000 or more, calculated in accordance with United States generally accepted accounting principles, prior to December 31, 2006. Certificates for the shares shall be issued in the plan participant's respective names and shall be held in escrow by the Corporation until all restrictions lapse or such shares are forfeited as provided herein.

Management has reviewed with the Corporation's professional advisers the restrictive provisions under the Incentive Plan in light of the current stage of development of the Corporation and its ability to attract personnel to assist the Corporation in achieving success and has received recommendations that, given the absence of any significant revenues to date, it would be appropriate to first commercialize its product line and seek revenues and then seek profitability status. In turn, this would suggest the initial incentives under the Incentive Plan should be for personnel to commercialize the Corporation's products and obtain a revenue stream for the Corporation with profitability to follow in due course. In addition, given the limited size of the Plan and management's desire to expand the manufacturing and distribution capabilities of the Corporation and the consequential need for additional personnel, management is proposing to increase the number of shares set aside for issue under the plan to allow its use in attracting a greater number of personnel. As such, management is seeking shareholder approval to amendments to the Incentive Plan that would provide that:

1. the restrictions on transfer of any shares awarded or sold under the Plan would lapse on the last day of the fiscal period in which the Corporation shall have generated cumulative net revenues from inception of US$2,500,000 or more, calculated in accordance with United States generally accepted accounting principles;

2. the shares awarded or sold under the Plan shall be forfeited to the Corporation if the Corporation shall not have generated cumulative net revenues from inception of US$2,500,000 or more, calculated in accordance with United States generally accepted accounting principles, prior to December 31, 2006; and

3. increase the number of shares set aside for issue under the plan to 2,500,000.

A copy of the Incentive Plan with the proposed amendment is available for review at the offices of the Corporation during business hours prior to the Meeting.

                 Board of Directors Remuneration [resolution 9]

Shareholders of the Corporation approved an initiative in 2001 providing for the cash compensation of directors in recognition of the services provided by the directors in serving on the board of directors of the Corporation and attending board meetings. The 2001 directors' payment initiative provided for each director to receive an annual stipend of US$2,500 upon appointment to the board together with an honorarium of US$250 for each board meeting attended. The directors deferred payment of that remuneration in 2001 given the cash position of the Corporation and management is seeking ratification of that initiative for 2002 as well as the payment of the deferred fees at such time as the board determines the Corporation is in a position to pay the deferred amounts. Management estimates the board will hold at least 4 board meetings in the next year.

                 Amendment of By-law Number One [resolution 10]

In 2001, the Canada Business Corporations Act under which the Corporation exists was amended to permit, among other things, (1) a reduction in the percentage of Canadian residents on the board of directors to 25%, (2) the participation by directors in board meeting by any means of communication, whether telephone or electronic, and (3) the possibility of holding shareholders' meetings outside of Canada. In response, the board of directors of the Corporation amended By-law Number One of the Corporation to bring the language of the By-law into compliance with the amendments to the Canada Business Corporations Act described. Under that Act, the directors are required to submit those By-law amendments to shareholders at the next meeting of shareholders for their confirmation, rejection, or amendment. A copy of the amended By-law Number One of the Corporation is available for review at the offices of the Corporation during business hours prior to the Meeting.

                  Approval of Acts of Directors [resolution 11]

Management is seeking shareholder approval to a resolution that would ratify and confirm all acts, deeds and things done and proceedings taken by the directors and officers of the Corporation on its behalf since the last annual general meeting as more particularly described in the news releases, regulatory filings, and financial statements of the Corporation.

Management knows of no other matters to come before the Meeting of members other than referred to in the Notice of Meeting. However, if any other matters which are not known to the management of the Corporation shall properly come before the said Meeting, the form of proxy given pursuant to the solicitation by management of the Corporation will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

                          Future Shareholder Proposals

The final date by the Corporation must receive a proposal for any matter that a person entitled to vote at an annual meeting proposes to raise at the next annual meeting of the Corporation is 90 days before the annual anniversary of the date of this Management Proxy Circular.

The contents of this Management Proxy Circular and its mailing to Shareholders have been approved by the Directors of the Corporation.

                                        By Order Of The Board Of Directors
                                        /s/ Gregory A. Sasges
                                        ----------------------------------------
                                        GREGORY A. SASGES, Secretary

                                  SCHEDULE "A"
                                  ------------

                               SPECIAL RESOLUTION

CHANGE OF NAME (empowering resolution)
--------------

UPON MOTION DULY MADE AND SECONDED,  IT WAS RESOLVED,  AS A SPECIAL  RESOLUTION,
THAT:

1. the Articles of the Corporation be amended to change the name of the Corporation to 3099458 Canada Inc., or such other name as the Board of Directors may approve,

2. the By-laws of the Corporation be altered accordingly, wherever the name of the Corporation appears therein, and

3. the Directors of the Corporation be authorized to forego, delay the implementation of, or to revoke this special resolution before it is acted on without further approval of the shareholders of the Corporation.

                                  SCHEDULE "B"
                                  ------------

    Industry Canada       Industrie Canada                         FORM 4                              FORMULE 4
    Canada Business       Loi canadienne sure les           ARTICLES OF AMENDMENT                CLAUSE MODIFICATRICES
    Corporations Act      societes par actions               (SECTION 27 OR 177)                  (ARTICLES 27 OU 177)
-----------------------------------------------------------------------------------------------------------------------------------
1 - Name of Corporation - Denomination sociale de la societe                      | 2 - Corporation No. - N(Degree) de la societe
                                                                                  |
iQ Power Technology Inc.                                                          | 309945-8
                                                                                  |
                                                                                  |
                                                                                  |
-----------------------------------------------------------------------------------------------------------------------------------
3 - The articles of the above-named corporation are amended as      Les statuts de la societe ci-haut mentionee sont modifies de la
follows:                                                            facon suivante:

A. Pursuant to s.173(1)(a) of the Canada Business Corporations Act, Article 1 is amended to change the name of the Corporation from iQ Power Technology Inc. to 3099458 Canada Inc.


























------------------------------------------------------------------------------------------------------------------------------------
Date                                  |  Signature                              |4 - Description  of Office - Description  du poste
                                      |                                         |
JUNE 28, 2002                         |                                         |SECRETARY
------------------------------------------------------------------------------------------------------------------------------------
FOR   DEPARTMENTAL   USE  ONLY        |  Printed Name - Nom en letters  moulees |
A L'USAGE DU MINISTERE  SEULEMENT     |                                         |
Filed                                 |                                         |
Deposee                               |                                         |
--------------------------------------------------------------------------------

                                  SCHEDULE "C"
                                  ------------

                               SPECIAL RESOLUTION

ALTERATION OF CAPITAL (empowering resolution)
---------------------

UPON MOTION DULY MADE AND SECONDED,  IT WAS RESOLVED,  AS A SPECIAL  RESOLUTION,
THAT:

1. the Articles of the Corporation be amended to create a class of an unlimited number of Preferred Shares without par value, issuable in one or more series, such that the Common Shares of the Corporation and the Preferred Shares of the Corporation shall have the rights, privileges, restrictions and conditions set forth in the Articles of Amendment incorporated into the Management Proxy Circular accompanying the Notice of Meeting at which this special resolution was passed, and

2. the Directors of the Corporation be authorized to forego, delay the implementation of, or to revoke this special resolution before it is acted on without further approval of the shareholders of the Corporation.

                                  SCHEDULE "D"
                                  ------------

                              ARTICLES OF AMENDMENT


    Industry Canada       Industrie Canada                         FORM 4                              FORMULE 4
    Canada Business       Loi canadienne sure les           ARTICLES OF AMENDMENT                CLAUSE MODIFICATRICES
    Corporations Act      societes par actions               (SECTION 27 OR 177)                  (ARTICLES 27 OU 177)
-----------------------------------------------------------------------------------------------------------------------------------
1 - Name of Corporation - Denomination  de la societe                             | 2 - Corporation No. - N(Degree) de la societe
                                                                                  |
IQ POWER TECHNOLOGY INC.                                                          | 309945-8
                                                                                  |
                                                                                  |
                                                                                  |
-----------------------------------------------------------------------------------------------------------------------------------
3 - The articles of the above-named corporation are amended as      Les statuts de la societe ci-haut mentionee sont modifies de la
follows:                                                            facon suivante:

Pursuant to s.173(1)(a) of the Canada Business Corporations Act, Article 3 is amended to read as follows:

          THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF SHARES DIVIDED INTO

          A. AN UNLIMITED  NUMBER OF COMMON SHARES WITHOUT PAR VALUE,  AND
          B. AN UNLIMITED NUMBER OF PREFERRED SHARES WITHOUT PAR VALUE.

          THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE COMMON SHARES AND THE PREFERRED SHARES ARE THOSE SET OUT IN THE ANNEXED EXHIBIT 1 WHICH IS INCORPORATED INTO THIS FORM.













-----------------------------------------------------------------------------------------------------------------------------------
Date                                  |  Signature                              |4 - Description  of Office - Description  du poste
                                      |                                         |
JUNE 28, 2002                         |                                         |SECRETARY
-----------------------------------------------------------------------------------------------------------------------------------
FOR   DEPARTMENTAL   USE  ONLY        |  Printed Name - Nom en letters  moulees |
A L'USAGE DU MINISTERE  SEULEMENT     |                                         |
Filed                                 |                                         |
Deposee                               |                                         |
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT 1

1. PROVISIONS ATTACHING TO COMMON SHARES

The Common Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

     (a) The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series;

     (b) The holders of the Common Shares, subject to the rights of the holders of another specified class or series of shares of the Corporation, shall be entitled to receive dividends as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time determine, and all dividends which the board of directors of the Corporation may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding; and

     (c) The holders of the Common Shares, subject to the rights of the holders of another specified class or series of shares of the Corporation, shall be entitled to receive in equal amounts per share on all Common Shares at the time outstanding the remaining property and assets of the Corporation in the event of the dissolution, liquidation, or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

2. PROVISIONS ATTACHING TO THE PREFERRED SHARES

The Preferred Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

     (a) The Preferred Shares may at any time and from time to time be issued in one or more series;

     (b) Subject to the Canada Business Corporations Act and the Articles of the Corporation, the directors may fix, before designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation:

          (i) any right to receive dividends (which may be preferential or non-preferential over other classes of shares or series, cumulative or non-cumulative, and variable or fixed), and the means of determining such dividends, the dates of payment thereof,

          (ii) any terms or conditions of redemption or purchase,

          (iii) any conversion or retraction rights, (iv) any interest payable,

          (v) any rights on the liquidation, dissolution or winding up of the Corporation (whether preferential or non-preferential) including any rights to receive the remaining property and assets of the Corporation in the event of the dissolution, liquidation, or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs,

          (vi) any sinking fund or other provisions, and

          (vii)any  maturity  dates,

          the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of the series;

     (c) Except as otherwise specifically provided in the Canada Business Corporations Act and except as may be otherwise specially provided in the provisions attaching to any series of the Preferred Shares, the holders of the Preferred Shares shall not be entitled to receive any notice of or attend any meeting of members of the Corporation and shall not be entitled to vote at any such meeting; and

     (d) The provisions hereof may not be repealed, altered, modified, amended or amplified without the approval of the holders of the Preferred Shares given in accordance with the voting provisions of the Corporation otherwise applicable to the holders of the Common Shares of the Corporations.

                                  SCHEDULE "E"
                                  ------------

                               SPECIAL RESOLUTION

AMENDMENT OF ARTICLES (empowering resolution)
---------------------

UPON MOTION DULY MADE AND SECONDED,  IT WAS RESOLVED,  AS A SPECIAL  RESOLUTION,
THAT:

1. the Articles of the Corporation be amended to provide for the establishment of the registered office of the Corporation anywhere in the Province of British Columbia, Canada, and the holding of the annual general meeting of shareholders outside of Canada in any of Germany, the United States of America, or Barbados,

2. the By-laws of the Corporation be altered accordingly to give effect to the foregoing amendments to the Articles, and

3. the Directors of the Corporation be authorized to forego, delay the implementation of, or to revoke this special resolution before it is acted on without further approval of the shareholders of the Corporation.

                                  SCHEDULE "F"
                                  ------------

                              ARTICLES OF AMENDMENT

                           CANADA BUSINESS                                                     LOI SUR LES SOCIETES
                           CORPORATIONS ACT                                                  COMMERCIALES CANADIENNES
                                FORM 4                                                               FORMULE 4
                        ARTICLES OF AMENDMENT                                                 CLAUSES MODIFICATRICES
                         (SECTION 27 OR 171)                                                   (ARTICLES 27 OU 171)

-----------------------------------------------------------------------------------------------------------------------------------
1 - Name of Corporation - Denomination de la societe                              | 2 - Corporation No. - N(Degree) de la societe
                                                                                  |
iQ Power Technology Inc.                                                          | 309945-8
                                                                                  |
                                                                                  |
                                                                                  |
-----------------------------------------------------------------------------------------------------------------------------------
3 - The articles of the above-named corporation are amended as      Les statuts de la societe ci-haut mentionee sont modifies de la
follows:                                                            facon suivante:

Pursuant to s.173(1)(b) of the Canada Business Corporations Act, Article 2 is amended to provide that the registered office of the Corporation must be in the Province of British Columbia, Canada.

Pursuant to s.173(1)(o) of the Canada Business Corporations Act, Article 7 is amended to provide that a meeting of shareholders of the Corporation may be held at a place outside of Canada in any of the following countries: Germany, the United States of America, and Barbados.




















-----------------------------------------------------------------------------------------------------------------------------------
Date                                  |  Signature                              | Description of Office - Description du poste
                                      |                                         |
JUNE 28, 2002                         |                                         | SECRETARY
-----------------------------------------------------------------------------------------------------------------------------------
FOR   DEPARTMENTAL   USE  ONLY                                                        A L'USAGE DU MINISTERE  SEULEMENT
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                |  Filed - Deposee
-----------------------------------------------------------------------------------------------------------------------------------